Exhibit 99.1

Contact:	L. Scott Biar, CFO and Treasurer
Stewart & Stevenson Services, Inc.
713-868-7700
Dan Burch / Charlie Koons

MacKenzie Partners, Inc.
212-929-5500
800-322-2885

Matt Sherman / Sharon Goldstein
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

FOR IMMEDIATE RELEASE

STEWART & STEVENSON SERVICES, INC. PREVAILS AT COURT HEARING

Special Meeting Of Shareholders To Proceed As Scheduled On May 25, 2006

HOUSTON, TX – May 24, 2006 – Stewart & Stevenson Services, Inc. (NYSE: SVC) today announced that the Civil District Court of Harris County, Texas has denied Oshkosh Truck Corporation’s (NYSE: OSK) request for a temporary restraining order to postpone Stewart & Stevenson’s special meeting of shareholders. As a result, Stewart & Stevenson’s special meeting of shareholders to vote on the cash merger with Armor Holdings will proceed as scheduled tomorrow, May 25, 2006 at 9:00 a.m., Houston Time, at The Fulbright Tower, 1301 McKinney, Houston, Texas 77010.

As previously announced, Stewart & Stevenson and Armor Holdings amended the terms of their merger agreement on May 14, 2006. Under the terms of the amended agreement, Armor Holdings will acquire all of the outstanding shares of Stewart & Stevenson common stock for $36.50 per share in cash.  If Stewart & Stevenson shareholders fail to approve the amended merger agreement at the special meeting of shareholders to be held on May 25, 2006, the merger proposal price will revert to the original merger price of $35.00 per share in cash. The amended agreement has been unanimously approved by Stewart & Stevenson’s Board of Directors. If they have not done so already, we urge Stewart & Stevenson shareholders to vote “FOR” the proposed merger with Armor Holdings at the May 25, 2006 special meeting.

Stewart & Stevenson shareholders are reminded that their vote is important, and a failure to vote has the same effect as a vote against the merger proposal. Any shareholder who has not yet voted is urged to vote FOR the merger. Shareholders may vote their shares by telephone or by the Internet, and are advised that if they have any questions or need any assistance in voting their shares, they should contact Stewart & Stevenson’s proxy solicitor, MacKenzie Partners, Inc. Toll-Free at 800-322-2885. Shareholders are urged to act promptly. The transaction is expected to close promptly after receipt of Stewart & Stevenson shareholder approval.

As previously announced, on April 19, 2006, the U.S. Department of Justice and the U.S. Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed transaction. This allows the transaction to close promptly after receipt of shareholder approval.

The Company also noted that three leading proxy advisory firms – Institutional Shareholder Services, Glass Lewis and Proxy Governance – endorsed Stewart & Stevenson’s merger with Armor Holdings and recommended that Stewart & Stevenson shareholders vote in favor of the proposed merger.

Shareholders are encouraged to read Stewart & Stevenson’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the Stewart & Stevenson Board of Directors’ unanimous recommendation that shareholders vote FOR the approval and adoption of the merger agreement and the merger.

About Stewart & Stevenson

Stewart & Stevenson Services, Inc., founded in 1902, is primarily engaged in the design, manufacture and service of medium and light tactical vehicles for the U.S. Army and others worldwide. Stewart & Stevenson Services, Inc. is not affiliated with Stewart & Stevenson LLC. For more information on Stewart & Stevenson Services, Inc., visit http://www.ssss.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified through the use of words such as “anticipates,” “believes,” “plans,” “potentially,” “expects,” “intends,” “future,” and similar expressions. These risks and uncertainties are described in Stewart & Stevenson Services, Inc.’s filings with the SEC, including Stewart & Stevenson Services, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, which are available at the SEC’s web site at http://www.sec.gov.

Additional Information and Where to Find It

In connection with the proposed transaction, Stewart & Stevenson has filed a definitive proxy statement with the SEC to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Stewart & Stevenson shareholders are urged to read the definitive proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Stewart & Stevenson, the proposed transaction and related matters. The definitive proxy statement and a proxy statement supplement have been mailed to the shareholders of Stewart & Stevenson. You will be able to obtain a free copy of the definitive proxy statement, as well as other filings containing information about Stewart & Stevenson with the SEC at the SEC’s website at www.sec.gov. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to Stewart & Stevenson Services, Inc., Investor Relations, P.O. Box 1637, Houston, Texas 77251 or at Stewart & Stevenson Services, Inc.’s Investor Relations page on its corporate website at www.ssss.com. You can also contact Dan Burch or Charlie Koons of MacKenzie Partners, Inc., Stewart & Stevenson’s proxy solicitor, if you have any questions relating to the transaction at 800-322-2885. Stewart & Stevenson and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Stewart & Stevenson’s directors and executive officers and the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger and Stewart & Stevenson’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006.

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